Exhibit 10.1

SECURED PROMISSORY NOTE

This Secured Promissory Note (this “Note”) is made and executed on this 15thth day of January, 2026 (the “Effective Date”) by Enquantum Ltd., an Israeli corporation (Company No. 516326114 (the “Company” or “Maker”), in favor for Reliance Global Group Inc., a Florida corporation (“Lender” or “Holder”) listed on the Nasdaq Stock Market (“Nasdaq”).

This Secured Promissory Note is made in connection with that certain non - binding term sheet dated January 7, 2026, by and between Lender and the Company (the “Term Sheet”) in connection with a contemplated investment transaction of Lender in the Company (the “Investment Transaction”) pursuant to which, among other things, Lender will make certain installment payments as provided in the Milestone Schedule attached as Exhibit A to the Term Sheet (each an “milestone installment payment” and together the “milestone installment payments”).

In order to secure the Advance Amount (as defined below) to be paid by Lender to the Company concurrent with the execution of this Note and prior to the execution of the definitive agreements contemplated under the Term Sheet (the “Definitive Agreements”), the Company hereby irrevocably, unconditionally, and absolutely promises to pay the Lender the principal amount of USD [166,000] (the “Advance Amount”, or “Principal”), together with interest and other amounts as set forth herein, and grants security as set forth herein.

1.	Definitions

1.1	“Business Day” means a day on which banks in Tel Aviv and NY are open for general business.

1.2	“Debt” means the Principal, interest, default interest, fees, costs, expenses, indemnities, and any other amounts payable by the Company to the Lender under or in connection with this Note.

1.3	“Security” means the fixed and floating charge (and any pledge, assignment, lien or security interest) created pursuant to Clause 6 (Security).

1.4	“Enforcement” includes any action to realize Security, appoint a receiver, foreclose, set-off, or otherwise collect the Debt.

1.5	“Alternative Transaction” means any transaction or series of related transactions (whether by merger, share sale, asset sale, license, joint venture, financing, issuance of equity or debt securities (including convertible securities), recapitalization or otherwise) involving (i) the acquisition of any equity interests in the Company, (ii) the acquisition of all or any material portion of the Company’s assets or business, or (iii) any investment in or financing of the Company, in each case that is the same as, similar to, or competitive with the Investment Transaction.

1.6	“Exclusivity Period” means the period beginning on the Effective Date and ending on the earliest of (i) execution of the Definitive Agreements, (ii) delivery of an Abandonment Notice, or (iii) expiration of the Signing Deadline (as may be extended by mutual written consent).

1.7	“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, agents, attorneys, accountants, financial advisors and other representatives.

2.	Promise to Pay. The Company promises to pay the Lender the Principal in US Dollars, in immediately available funds, without set-off, counterclaim or deduction, except as required by mandatory applicable law (and in such case the Company shall gross-up to ensure the Lender receives the amount it would have received absent such deduction, to the extent permitted by law).

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3.	Interest

3.1	Interest shall accrue on the outstanding Principal at the rate of 1 % per annum, calculated on the basis of a 365-day year and the actual number of days elapsed.

3.2	Payment of Interest: Interest shall be payable on Maturity Date.

3.3	Default Interest: Upon an Event of Default (defined below), and without prejudice to any other rights, default interest shall accrue on all overdue amounts at an interest rate equal to the greater of 10% per annum (or 9% above the Interest Rate), or the maximum allowable under applicable usury laws in the State of Florida, from the due date until payment in full.

4.	Maturity and Repayment

4.1	Maturity Date: The Debt shall be due and payable in full in the following manner: (i) if the Definitive Agreements are executed by the parties to the Investment Transaction within thirty (30) calendar days from the date of this Note (the “Signing Deadline”), then, effective upon such execution, the Debt shall be deemed satisfied solely by a credit (setoff) applied against the milestone installment payments to be made by Lender pursuant to the Term Sheet as follows: fifty percent (50%) of the Debt shall be credited against the first milestone installment payment, and the remaining fifty percent (50%) of the Debt shall be credited against the second milestone installment payment (and the Company shall have no obligation to make any cash payment in respect of the Debt, and Lender shall have no obligation to fund such credited portions of such milestone installment payments), and (ii) if the Definitive Agreements are not executed on or prior to the Signing Deadline and such period is not otherwise extended by mutual written consent of the parties, then the Debt shall be paid in cash within sixty (60) days from the from the end of the Exclusivity Period (the “Maturity Date”). For the avoidance of doubt, once the Debt is credited pursuant to clause (i), such credit is irrevocable and shall not be reversed by any subsequent termination of the Definitive Agreements, except as expressly set forth in such Definitive Agreements.

4.2	Prepayment:

4.2.1	No Voluntary Prepayment During Exclusivity Period. Except as expressly permitted in Section 4.2(b), the Company shall not have any right to prepay (or repay prior to the Maturity Date) any portion of the Debt..

4.2.2	Permitted Prepayment Upon Abandonment / Failure to Execute Definitive Agreements. If (i) the Company delivers written notice to Lender that it has elected not to pursue the Investment Transaction contemplated by the Term Sheet (an “Abandonment Notice”), or (ii) the Definitive Agreements have not been executed within thirty (30) calendar days from the date of this Note (unless such period is extended by mutual written consent of the parties), then, in either case, the Company may repay the Debt in full (and not in part) upon at least [5] Business Days’ prior written notice to Lender.

4.2.3	Setoff Mechanics; Application. For the avoidance of doubt, if the Definitive Agreements are executed on or prior to the Signing Deadline, the parties agree that the Debt shall be treated as provided in Section 4.1 and shall be set off against (and credited against) the milestone installment payments under the Term Sheet in the amounts and order set forth in Section 4.1(i). Any such setoff shall be applied first to accrued and unpaid interest (if any) and then to Principal.

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5.	Security Floating Charge Over All Assets

Grant of Security: As continuing security for the punctual and full payment and discharge of the Debt, the Company hereby creates, grants and charges in favor of the Lender:

1)	first-ranking floating charge over all the Company’s present and future assets of every kind whatsoever, as a continuing security interest, in each case, wherever located, whether now owned or acquired in the future, including without limitation (the “Secured Assets”):

a)	all real property interests (if any) and rights therein;
b)	all movable property (equipment, machinery, inventory, furniture, vehicles, chattels);
c)	all bank accounts, deposits, cash, securities and financial assets;
d)	all receivables, book debts, claims, contractual rights, payment rights and proceeds;
e)	all intellectual property (including patents, trademarks, copyrights, designs, domain names, now-how, trade secrets and goodwill) and all rights to sue for infringement;
f)	all investments, shares, partnership interests and other securities owned by the Company;
g)	all permits, licenses, authorizations, and rights (to the extent transferable and capable of being charged);
h)	all insurance policies and proceeds (to the extent assignable/chargeable); and
i)	all proceeds, substitutions, replacements and additions relating to any of the foregoing.

Continuing Security: The Security is a continuing security and extends to all amounts that may become due from time to time, notwithstanding intermediate payment or satisfaction.

Negative Pledge: Until irrevocable payment in full of the Debt, the Company shall not create or permit to exist any lien, charge, pledge, security interest or encumbrance over any of its assets other than Permitted Liens.

For purposes herein, “Permitted Liens” means:

i)	liens arising by operation of law in the ordinary course of business not yet overdue or being contested in good faith;
ii)	purchase money security interests or finance leases over specific assets, up to an aggregate amount of ILS80,000;
iii)	bank charges over specific deposit accounts in favor of the account bank in the ordinary course, provided no default exists;
iv)	any other lien expressly approved in writing by the Lender.

5.1	Restrictions on Disposals: The Company shall not sell, transfer, assign or otherwise dispose of all or substantially all of its assets, or any material part thereof, other than in the ordinary course of business, without the prior written consent of the Lender.

5.2	Perfection and Registration: The Company shall, at its cost, within 10 Business Days after the date hereof (or such shorter period as may be required under applicable law to preserve priority) execute all documents and take all actions reasonably required by the Lender to perfect and register the Security with the Israeli Registrar of Companies (and, to the extent applicable, any other relevant registry, including the Registrar of Pledges), and shall deliver to the Lender evidence of such registrations acceptable to the Lender including a copy of the filed form(s) and the Registrar’s confirmation of registration. The Company shall ensure that any filing made with the Israeli Registrar of Companies in connection with the Security includes notice of the negative pledge set forth in Section 5.3.

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5.3	Power of Attorney: The Company hereby irrevocably appoints the Lender (and any person nominated by the Lender) as its attorney-in-fact, with power (upon an Event of Default, or where required to perfect/maintain the Security) to execute and deliver documents, effect filings and registrations, and take other actions required to create, perfect, maintain or enforce the Security. This power is granted as a power coupled with an interest (to the extent recognized under Israeli law) and shall be irrevocable until payment in full of the Debt.

5.4	Crystallization. Upon the occurrence and continuance of an Event of Default (and without limiting any other rights of the Lender), the floating charge created hereby shall, to the fullest extent permitted under applicable Israeli law, crystallize and become a fixed charge over the Secured Assets then subject thereto, and the Company shall no longer be entitled to deal with the Secured Assets other than as expressly permitted by the Lender in writing.

6.	Representations and Warranties

The Company represents and warrants to the Lender that, as of the Effective Date and as of each payment date:

6.1	Status and Authority: The Company is duly incorporated and validly existing, and has full corporate power and authority to execute and perform this Note.

6.2	Authorization: All corporate actions required to authorize execution, delivery and performance have been taken.

6.3	Binding Obligations: This Note constitutes legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, subject to insolvency laws and equitable principles.

6.4	Title: The Company has good title to its assets, free from liens other than the Permitted Liens and, other than Permitted Liens, no Person has any right to acquire any lien over the Secured Assets that would be senior to the Security.

6.5	No Conflicts: Execution and performance do not violate the Company’s constitutional documents, any law, or any material agreement binding on the Company.

6.6	Information: All information provided to the Lender in connection with this Note is, to the Company’s knowledge, true and not misleading in any material respect.

6.7	Priority; First-Ranking Security. Upon registration of the Security with the Israeli Registrar of Companies (and, to the extent applicable, any other relevant registry), the Security will constitute a valid, perfected and enforceable security interest in the Secured Assets and will rank first in priority over all other liens and encumbrances, other than Permitted Liens, and the Company has not taken (and will not take) any action that would reasonably be expected to prejudice such priority.

6.8	No Other Security Interests. Other than the Permitted Liens, no lien, charge, pledge, security interest or encumbrance exists over any of the Secured Assets, and the Company is not in breach of any negative pledge or similar restriction that would prohibit or impair the creation or perfection of the Security.

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6.9	Registration Matters. All information required to be provided by the Company for purposes of registering the Security is true, complete and correct in all material respects, and the Company has not received notice of any existing or threatened challenge to the validity, perfection or priority of the Security.

7.	Exclusivity; No-Shop (Term Sheet).

7.1	Incorporation of Term Sheet Exclusivity. The Company acknowledges that the Note is being entered into in reliance on the Company’s exclusivity and no-shop obligations under the Term Sheet. During the Exclusivity Period, the Company shall comply in all respects with the exclusivity/no-shop provisions of the Term Sheet, which provisions are hereby incorporated by reference into this Note for purposes of enforcement as a covenant hereunder.

7.2	No Solicitation; No Discussions. During the Exclusivity Period, the Company shall not, and shall cause its Representatives not to, directly or indirectly: (i) solicit, initiate or knowingly encourage any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Alternative Transaction; (ii) furnish or make available non-public information relating to the Company or its business to any Person in connection with an Alternative Transaction; (iii) participate in, continue or engage in discussions or negotiations with any Person regarding an Alternative Transaction; or (iv) enter into any agreement, arrangement or understanding (whether binding or non-binding) relating to an Alternative Transaction.

7.3	Notice. The Company shall promptly (and in any event within one (1) Business Day) notify the Lender in writing of (i) any inquiry, proposal or offer relating to an Alternative Transaction received by the Company or any of its Representatives, and (ii) any request for information or discussions that could reasonably be expected to relate to an Alternative Transaction, and in each case shall provide reasonable detail (including the identity of the Person making such inquiry, proposal or offer).

7.4	No “Work-Around” Actions. During the Exclusivity Period, the Company shall not take any action intended to circumvent the restrictions in this Section, including by structuring, labeling or characterizing a transaction as a commercial collaboration, license, distribution arrangement, joint venture or other relationship if, in substance, it constitutes or would reasonably be expected to lead to an Alternative Transaction.

7.5	Specific Performance. The Company agrees that a breach of this Section would cause irreparable harm for which monetary damages may be inadequate, and that the Lender shall be entitled to equitable relief (including injunctive relief and specific performance) in addition to any other remedies available at law or in equity.

8.	Events of Default

8.1	Each of the following is an “Event of Default”:

8.2	Non-Payment: failure to pay any amount when due under this Note, and such failure continues for 5 Business Days;

8.3	Breach: breach of any covenant, representation or obligation under this Note, and (if capable of remedy) not remedied within [15] days after notice;

8.4	Insolvency: the Company becomes insolvent, admits inability to pay debts, ceases or threatens to cease to carry on business, or takes any step toward liquidation, dissolution, or similar proceeding;

8.5	Proceedings: commencement of receivership, insolvency, rehabilitation, winding-up, liquidation, or similar proceedings against the Company, or appointment of a receiver, trustee, liquidator or similar office-holder and such actions are not dismissed within 60 days.

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8.6	Attachment/Execution: any material attachment, execution, distraint or similar process is levied against any material asset and is not discharged within [60] days;

8.7	Invalidity: this Note or the Security ceases to be in full force and effect or is challenged in a material way.

8.8	Failure to Perfect. The Company fails to file the Security as required by Section 5.5 within 10 Business Days after the date hereof.

9.	Remedies; Enforcement

9.1	Acceleration: Upon an Event of Default, the Lender may declare all amounts under this Note immediately due and payable.

9.2	Enforcement of Security: Upon an Event of Default, the Lender may enforce the Security in any manner permitted by law, including (to the extent permitted) appointing a receiver and/or taking possession of and realizing charged assets.

9.3	Cumulative Rights: The rights and remedies of the Lender are cumulative and not exclusive.

10.	Costs and Expenses; Indemnity. The Company shall indemnify and reimburse the Lender, upon demand, against losses, liabilities and claims arising out of enforcement or attempted enforcement, including payment of reasonable attorney’s fees associated with the enforcement of this Note, except to the extent finally determined by a court of competent jurisdiction to result from the Lender’s gross negligence or willful misconduct.

11.	Assignment. The Lender may assign, transfer or otherwise dispose of its rights under this Note and the Security to any person. The Company may not assign its rights or obligations without the Lender’s prior written consent.

12.	Notices. all notices shall be in writing and delivered by hand, courier, registered mail, or email (with confirmation), to the addresses set forth above (or to such other address notified). Notice by email shall be deemed received on the Business Day of transmission if sent before 17:00 EST time, otherwise on the next Business Day.

13.	Governing Law and Jurisdiction. This Note and any non-contractual obligations arising out of or in connection with it shall be governed by the laws of the State of Israel. The competent courts in Tel Aviv-Yafo shall have exclusive jurisdiction, and the Company irrevocably submits to such jurisdiction.

14.	Miscellaneous

14.1	No amendment or waiver shall be effective unless in writing signed by the Lender (and by the Company where applicable).

14.2	Severability:If any provision is invalid, the remainder shall remain in full force.

14.3	Entire Agreement: This Note, together with the Term Sheet solely to the extent expressly incorporated by reference herein, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. For the avoidance of doubt, except for those provisions of the Term Sheet that are expressly incorporated by reference into this Note (including the exclusivity/no-shop provisions and the milestone installment payment mechanics referenced herein), the Term Sheet remains non-binding and is not intended to create binding obligations of the parties.

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IN WITNESS WHEREOF the parties have signed this Secure Prommisory Note as of the date first hereinabove set forth.

MAKE:

ENQUANTUM LTD

Name:	Roman Vercetti
Title:	CEO
Signature:	/s/ Roman Vercetti
Date:	1/15/2026

HOLDER:

RELIANCE GLOBAL GROUP INC.

Name:	Ezra Beyman
Title:	Chairman, CEO
Signature:	/s/ Ezra Beyman
Date:	1/15/2026

[Enquantum Secured Promissory Note signature]

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